Exhibit 99.1
LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
ONE PENN PLAZA, SUITE 4015
NEW YORK, NY 10119-4015
FOR IMMEDIATE RELEASE
LXP INDUSTRIAL TRUST REPORTS THIRD QUARTER 2023 RESULTS
Board Authorizes 4% Dividend Increase
New York - October 31, 2023 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on single-tenant warehouse/distribution real estate investments, today announced results for the quarter ended September 30, 2023.
Third Quarter 2023 Highlights
•Recorded Net Income attributable to common shareholders of $11.0 million, or $0.04 per diluted common share.
•Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $51.9 million, or $0.18 per diluted common share.
•Increased Industrial Same-Store NOI 5.0% in the third quarter compared to the same period in 2022.
•Completed 481,500 square feet of new and extended leases, raising Industrial Base and Cash Base Rents by 26.3% and 15.9%, respectively.
•Leased a speculative, 304,884 square foot development project in the Greenville-Spartanburg, South Carolina market.
•Disposed of two office properties for an aggregate gross sale price of $48.1 million.
•Completed the forward purchase of a newly-constructed, 124,450 square foot warehouse/distribution facility in the Dallas, Texas market for approximately $15.0 million.
•Invested an aggregate of $36.5 million in development activities, including $23.8 million in six ongoing consolidated development projects.
•Completed construction of the core and shell of one warehouse/distribution facility containing 138,672 square feet in the Central Florida market.
•Ended the quarter with net debt to Adjusted EBITDA of 6.2x compared to 7.1x at September 30, 2022.
Subsequent Events
•Completed 1,075,764 square feet of new and extended leases, raising Base and Cash Base rents by 56.7% and 29.9%, respectively, excluding a fixed rate renewal.
•Leased 57,690 square feet of the South Shore development project.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented “We are pleased with our third quarter accomplishments, including the sale of the Philadelphia and New Jersey office assets and the execution of 300,000 square feet of additional leasing in our development portfolio. Year to date, we’ve executed 5.8 million square feet of new leases and extensions, increasing Base and Cash Base rents 51.1% and 33.3%, respectively, on non-development leasing adjusted for two fixed rate renewals. Our leasing team continues to deliver strong mark-to-market outcomes, that, together with higher average annual escalators on new leases, are driving robust same-store industrial NOI growth.”

FINANCIAL RESULTS
Revenues
For the quarter ended September 30, 2023, total gross revenues were $85.4 million, compared with total gross revenues of $80.1 million for the quarter ended September 30, 2022. The increase is primarily attributable to revenue from acquisitions, market rent increases and stabilized development projects, which was partially offset by sales.
Net Income Attributable to Common Shareholders
For the quarter ended September 30, 2023, net income attributable to common shareholders was $11.0 million, or $0.04 per diluted share, compared with net income attributable to common shareholders for the quarter ended September 30, 2022 of $21.8 million, or $0.08 per diluted share.
Adjusted Company FFO
For the quarter ended September 30, 2023, LXP generated Adjusted Company FFO of $51.9 million, or $0.18 per diluted share, compared to Adjusted Company FFO for the quarter ended September 30, 2022 of $48.1 million, or $0.17 per diluted share.
Dividends/Distributions
LXP announced that it declared a regular quarterly common share/unit dividend/distribution for the quarter ending December 31, 2023 of $0.13 per common share/unit payable January 16, 2024 to common shareholders/unitholders of record as of December 29, 2023. This represents an increase of 4% from the previous quarterly per share common share/unit dividend/distribution and equates to an annualized increase of $0.02 per common share/unit and an annualized dividend/distribution of $0.52 per common share/unit, subject to and assuming future declarations.
LXP also announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock ("Series C Preferred") for the quarter ending December 31, 2023, which is expect to be paid on February 15, 2024 to shareholders of record as of January 31, 2024.
As previously announced, during the third quarter of 2023, LXP declared a regular quarterly common share/unit dividend/distribution for the quarter ending September 30, 2023 of $0.125 per common share/unit, which was paid on October 16, 2023 to common shareholders/unitholders of record as of September 29, 2023. LXP also declared a cash dividend of $0.8125 per share of Series C Preferred for the quarter ending September 30, 2023, which is expected to be paid on November 15, 2023 to shareholders of record as of October 31, 2023.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTION
Property Type	Market	Sq. Ft.	Initial Cost Basis ($000)	Approximate Lease Term (Yrs)	% Leased
Warehouse/Distribution(1)	Dallas, TX	124,450	$15,018	N/A	—%
1.Completed forward purchase.

ONGOING DEVELOPMENT PROJECTS
Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost(1) ($000)	GAAP Investment Balance as of 09/30/23 ($000)(2)	LXP Amount Funded as of 09/30/23 ($000)(3)	Actual/Estimated Base Building Completion Date	% Leased as of 09/30/23	Estimated Placed in Service Date
Consolidated:
Development Projects Leased:
The Cubes at Etna East (95%)	1	Columbus, OH	1,074,840	$76,600	$64,101	$67,927	3Q 2022	100%	4Q 2023 (4)
Smith Farms (90%)	1	Greenville-Spartanburg, SC	304,884	25,000	21,535	19,745	2Q 2023	100%	4Q 2023
Cotton 303 (93%)	1	Phoenix, AZ	488,400	55,300	42,814	38,814	4Q 2023	100%	1Q 2024
	3		1,868,124	$156,900	$128,450	$126,486
Development Projects Available for Lease:
Ocala (80%)	1	Central Florida	1,085,280	$83,900	$79,034	$69,317	1Q 2023	—%	—
Mt. Comfort (80%)	1	Indianapolis, IN	1,053,360	66,100	63,871	58,071	1Q 2023	—%	—
Smith Farms (90%)	1	Greenville-Spartanburg, SC	1,091,888	76,600	71,644	65,595	2Q 2023	—%	—
South Shore (100%)	2	Central Florida	270,885	42,500	37,447	34,808	2Q 2023 - 3Q 2023	(5)	—
	5		3,501,413	$269,100	$251,996	$227,791

	8		5,369,537	$426,000	$380,446	$354,277
Non-Consolidated Development Project:
ETNA Building D (90%)(6)	1	Columbus, OH	250,020	$29,200	N/A	$8,811	1Q 2024	—%	—
1.Estimated project cost includes estimated tenant improvements and leasing costs and excludes potential developer partner promote, if any.
2.Excludes leasing costs.
3.Excludes noncontrolling interests' share.
4.Subsequent to 9/30/2023, property placed into service.
5.Subsequent to 9/30/2023, 57,690 square feet leased for a five-year term.
6.The ETNA Park 70 joint venture commenced development of a 250,020 square foot speculative development project in the second quarter of 2023. GAAP Investment Balance as of 9/30/2023 is included in joint venture balance located in chart on page 4. A wholly-owned subsidiary of LXP entered into an agreement to fund all of the construction costs to complete the Etna Park 70 industrial development project. The subsidiary intends to purchase the property from ETNA Park 70 when the land parcel underlying the construction project is subdivided.

LAND HELD FOR INDUSTRIAL DEVELOPMENT

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 09/30/23 ($000)	LXP Amount Funded as of 09/30/23 ($000)(1)
Consolidated:
Reems & Olive (95.5%)	Phoenix, AZ	320	$77,653	$74,913
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,323	4279000
ATL Fairburn JV (100%)	Atlanta, GA	14	1,732	1740000
		450	$84,708	$80,932

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 09/30/23 ($000)	LXP Amount Funded as of 09/30/23 ($000)(1)
Non-consolidated:
ETNA Park 70 (90%)	Columbus, OH	52	$13,297	$13,775
ETNA Park 70 East (90%)	Columbus, OH	21	2,122	2,501
		73	$15,419	$16,276
1.Excludes noncontrolling interests' share.

PROPERTY DISPOSITIONS

Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Whippany, NJ	Office	$21,820	$2,021	$1,820	August	100%
Philadelphia, PA	Office	26,250	5,449	5,332	September	97%
Total		$48,070	$7,470	$7,152
1.Generally, quarterly period prior to sale, annualized.
The properties above sold at aggregate weighted-average GAAP and Cash capitalization rates of 15.6% and 14.9%, respectively.

LEASING
During the third quarter of 2023, LXP executed the following new leases and extensions:

	NEW LEASES - FIRST GENERATION(1)

	Location		Lease Expiration Date	Sq. Ft.
	Industrial
1	Greer	SC	02/2029	304,884
1	TOTAL NEW LEASES - FIRST GENERATION			304,884

	NEW LEASES - SECOND GENERATION

	Location			Lease Expiration Date	Sq. Ft.
	Industrial
1	Antioch (2)	TN		05/2028	73,500
1	TOTAL NEW LEASES - SECOND GENERATION				73,500

	LEASE EXTENSIONS - SECOND GENERATION

	Location		Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Duncan(3)	SC	01/2024	01/2029	408,000
1	TOTAL EXTENDED LEASES - SECOND GENERATION				408,000

2	TOTAL NEW AND EXTENDED SECOND GENERATION LEASES				481,500
1.No prior leases. This tenant leased first generation space in our development project.
2.An existing tenant at the property signed an amendment expanding into an additional 73,500 square feet that had been vacant for more than one year. The Antioch facility is now fully occupied.
3.During the second quarter, the tenant executed its renewal option to extended its lease term for three years but a fair market value rent could not be determined as of June 30, 2023. During the third quarter, the lease was amended for a five-year renewal term until January 2029 instead of a three-year renewal term.

As of September 30, 2023, LXP's stabilized industrial portfolio was 99.2% leased. A total of 4.6 million square feet of new and extended industrial leases were entered into from January 1, 2023 through September 30, 2023, with Base and Cash Base Rents increasing by 40.8% and 25.8%, respectively.
BALANCE SHEET/CAPITAL MARKETS
As of September 30, 2023, LXP ended the quarter with net debt to Adjusted EBITDA at 6.2x. LXP's total consolidated debt was $1.5 billion at quarter end with 91.3% at fixed rates. The total consolidated debt had a weighted-average term to maturity of 5.8 years and a weighted-average interest rate of 3.3% as of September 30, 2023.
2023 EARNINGS GUIDANCE
LXP now estimates that its net income attributable to common shareholders for the year ended December 31, 2023 will be within an expected range of $0.25 to $0.27 per diluted common share. LXP is also tightening its estimated Adjusted Company FFO for the year ended December 31, 2023, to be within an expected range of $0.68 and $0.70 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.
THIRD QUARTER 2023 CONFERENCE CALL
LXP will host a conference call today, October 31, 2023, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended September 30, 2023. Interested parties may participate in this conference call by dialing 1-888-660-6082 or 1-929-201-6604. Conference ID is 1576583. A replay of the call will be available through January 28, 2024, at 1-800-770-2030 or 1-647-362-9199, pin code for all replay numbers is 1576583. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. LXP seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.
Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Senior Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation, (2) the outbreak of highly infectious or contagious diseases and natural disasters, (3) authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2023, (5) the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including achieving any estimated yields (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation and increases in operating costs, (10) labor shortages, (11) supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays, (12) defaults or non-renewals of significant tenant leases, (13) changes in financial markets and interest rates, (14) changes in accessibility of debt and equity capital markets, (15) future impairment charges, and (16) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.
References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions
LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.
LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.
Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges, the non-cash impact of sales-type leases and adjustments for pro-rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.
Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.
Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non-cash sales-type lease income and lease termination income and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.
Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second generation tenant improvements, and (10) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund its quarterly distributions. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.
First Generation Costs: Represents cash spend for tenant improvements and leasing costs for in-service development projects and expenditures contemplated at acquisition for recently acquired properties. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.
Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.
The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.
LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.
Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash income related to sales-type leases and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.
Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for two comparable reporting periods. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.
Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second generation building improvements represent an investment in existing stabilized properties.
Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction. Upon stabilization, a property is placed in service. Depreciation on development buildings commences when the asset is ready for its intended use, which we define as the earlier of when a property that was developed has been completed for one year, or is 90% occupied.

# # #

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Gross revenues:
Rental revenue	$83,844	$78,274	$252,326	$234,749
Other revenue	1,578	1,814	5,221	5,392
Total gross revenues	85,422	80,088	257,547	240,141
Expense applicable to revenues:
Depreciation and amortization	(45,570)	(44,946)	(137,304)	(134,645)
Property operating	(14,693)	(13,961)	(45,681)	(42,279)
General and administrative	(8,614)	(9,060)	(26,866)	(29,093)
Non-operating income	394	242	731	353
Interest and amortization expense	(10,965)	(11,255)	(32,502)	(32,758)
Debt satisfaction losses, net	—	(119)	—	(119)
Impairment charges	—	(628)	(16,490)	(2,457)
Change in allowance for credit loss	(2)	—	29	—
Gains on sales of properties	7,154	24,841	15,033	52,951
Selling profit from sales-type lease	—	—	—	9,314
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	13,126	25,202	14,497	61,408
Provision for income taxes	(220)	(271)	(646)	(951)
Equity in earnings (losses) of non-consolidated entities	(5)	(1,340)	2,585	15,580
Net income	12,901	23,591	16,436	76,037
Less net income attributable to noncontrolling interests	(237)	(201)	(654)	(727)
Net income attributable to LXP Industrial Trust shareholders	12,664	23,390	15,782	75,310
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(52)	(41)	(186)	(151)
Net income attributable to common shareholders	$11,039	$21,776	$10,878	$70,441

Net income attributable to common shareholders - per common share basic	$0.04	$0.08	$0.04	$0.25
Weighted-average common shares outstanding – basic	290,291,609	277,535,717	290,187,124	281,559,058

Net income attributable to common shareholders - per common share diluted	$0.04	$0.08	$0.04	$0.25
Weighted-average common shares outstanding – diluted	291,253,005	278,521,946	291,148,809	284,609,950

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	September 30, 2023	December 31, 2022

Assets:
Real estate, at cost	$3,706,146	$3,691,066
Real estate - intangible assets	318,549	328,607
Land held for development	84,708	84,412
Investments in real estate under construction	380,446	361,924
Real estate, gross	4,489,849	4,466,009
Less: accumulated depreciation and amortization	893,031	800,470
Real estate, net	3,596,818	3,665,539
Assets held for sale	11,691	66,434
Right-of-use assets, net	20,390	23,986
Cash and cash equivalents	35,421	54,390
Restricted cash	211	116
Investments in non-consolidated entities	52,351	58,206
Deferred expenses, net	31,350	25,207
Investment in a sales-type lease, net	62,887	61,233
Rent receivable – current	6,636	3,030
Rent receivable – deferred	78,665	71,392
Other assets	32,584	24,314
Total assets	$3,929,004	$4,053,847

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$63,390	$72,103
Term loan payable, net	299,334	298,959
Senior notes payable, net	990,318	989,295
Trust preferred securities, net	127,769	127,694
Dividends payable	38,304	38,416
Liabilities held for sale	1,083	1,150
Operating lease liabilities	21,269	25,118
Accounts payable and other liabilities	57,296	74,261
Accrued interest payable	10,681	9,181
Deferred revenue - including below market leases, net	9,889	11,452
Prepaid rent	15,531	15,215
Total liabilities	1,634,864	1,662,844

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares,
292,611,107 and 291,719,310 shares issued and outstanding in 2023 and 2022, respectively	29	29
Additional paid-in-capital	3,324,790	3,320,087
Accumulated distributions in excess of net income	(1,177,212)	(1,079,087)
Accumulated other comprehensive income	14,362	17,689
Total shareholders’ equity	2,255,985	2,352,734
Noncontrolling interests	38,155	38,269
Total equity	2,294,140	2,391,003
Total liabilities and equity	$3,929,004	$4,053,847

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$11,039	$21,776	$10,878	$70,441

Weighted-average number of common shares outstanding - basic	290,291,609	277,535,717	290,187,124	281,559,058

Net income attributable to common shareholders - per common share basic	$0.04	$0.08	$0.04	$0.25

Diluted:
Net income attributable to common shareholders - basic	$11,039	$21,776	$10,878	$70,441
Impact of assumed conversions	15	11	(63)	147
Net income attributable to common shareholders	$11,054	$21,787	$10,815	$70,588

Weighted-average common shares outstanding - basic	290,291,609	277,535,717	290,187,124	281,559,058
Effect of dilutive securities:
Unvested share-based payment awards	136,054	139,371	133,032	491,877
Shares issuable under forward sales agreements	—	—	—	1,699,789
Operating partnership units	825,342	846,858	828,653	859,226
Weighted-average common shares outstanding - diluted	291,253,005	278,521,946	291,148,809	284,609,950

Net income attributable to common shareholders - per common share diluted	$0.04	$0.08	$0.04	$0.25

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$11,039	$21,776	$10,878	$70,441
Adjustments:
Depreciation and amortization - real estate	44,596	44,227	134,484	132,600
Impairment charges - real estate, including our share of non-consolidated entities	—	1,256	16,490	7,299
Noncontrolling interests - OP units	15	11	(63)	147
Amortization of leasing commissions	974	719	2,820	2,045
Joint venture and noncontrolling interest adjustment	1,839	2,612	6,168	8,585
Gains on sales of properties, including our share of non-consolidated entities	(8,164)	(24,842)	(20,818)	(75,803)
FFO available to common shareholders and unitholders - basic	50,299	45,759	149,959	145,314
Preferred dividends	1,573	1,573	4,718	4,718
Amount allocated to participating securities	52	41	186	151
FFO available to all equityholders and unitholders - diluted	51,924	47,373	154,863	150,183
Selling profit from sales-type lease(1)	—	—	—	(9,314)
Allowance for credit loss	2	—	(29)	—
Debt satisfaction losses, net, including our share of non-consolidated entities	—	119	—	1,614
Non-recurring costs(2)	—	640	4	2,629
Noncontrolling interest adjustments	—	—	1	—
Adjusted Company FFO available to all equityholders and unitholders - diluted	51,926	48,132	154,839	145,112
FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(2,213)	(2,078)	(7,938)	(8,893)
Lease incentives	109	128	314	391
Amortization of above/below market leases	(449)	(455)	(1,347)	(1,416)
Sales-type lease non-cash income	(558)	—	(1,625)	—
Non-cash interest	820	820	2,459	2,459
Non-cash charges, net	2,243	1,941	6,739	5,637
Capitalized interest and internal costs	(3,255)	(2,414)	(9,160)	(5,465)
Second generation tenant improvements	(1,171)	(499)	(1,637)	(5,016)
Second generation lease costs	(170)	(1,380)	(1,733)	(2,138)
Joint venture and noncontrolling interest adjustment	(204)	111	(671)	(108)
Company Funds Available for Distribution	$47,078	$44,306	$140,240	$130,563

Per Common Share and Unit Amounts
Basic:
FFO	$0.17	$0.16	$0.52	$0.51
Diluted:
FFO	$0.18	$0.17	$0.52	$0.52
Adjusted Company FFO	$0.18	$0.17	$0.52	$0.50
Basic:
Weighted-average common shares outstanding - basic EPS	290,291,609	277,535,717	290,187,124	281,559,058
Operating partnership units(3)	825,342	846,858	828,653	859,226
Weighted-average common shares outstanding - basic FFO	291,116,951	278,382,575	291,015,777	282,418,284
Diluted:
Weighted-average common shares outstanding - diluted EPS	291,253,005	278,521,946	291,148,809	284,609,950
Unvested share-based payment awards	—	—	—	23,175
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	295,963,575	283,232,516	295,859,379	289,343,695
(1) Gain recognized upon exercise of the tenant's purchase option in the lease.
(2) Includes costs related to transactions, strategic alternatives and shareholder activism.
(3) Includes OP units other than OP units held by us.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2023 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2023
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.25	$0.27
Depreciation and amortization	0.65	0.65
Impact of capital transactions	(0.22)	(0.22)
Estimated Adjusted Company FFO per diluted common share	$0.68	$0.70
(1) Assumes all convertible securities are dilutive.